UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 5, 2004

                           Solomon Technologies, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                       000-50532                              52-1812208
(State of incorporation)        (Commission File Number)        (I.R.S. Employer Identification No.)

                            1400 L&R Industrial Blvd.
                          Tarpon Springs, Florida 34689
           (Address of principal executive office, including zip code)

                                 (727) 934-8778
                     (Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Forward-Looking Statements:

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Solomon Technologies, Inc. in this report that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes," or "plans," or comparable terminology, are forward-looking statements based on current expectations about future events, which management has derived from the information currently available to it. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Important factors known to management that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in the company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this report speak only as of the date hereof, and the company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02 Unregistered Sales of Equity Securities.

On November 5, 2004, Solomon Technologies, Inc. (the "Company") sold 390,000 shares of Series A Preferred Stock and warrants to purchase 780,000 shares of common stock to five investors for $390,000. Each share of Series A Preferred Stock is entitled to a cumulative dividend of $0.08 per share per annum and is entitled to certain preemptive rights. The holders of the Series A Preferred Stock are entitled to elect three of five directors and vote with common stockholders as a single class on an as converted basis. In the event of any liquidation of the Company, the holders of the Series A Preferred Stock will be entitled to receive in preference to the holders of common stock an amount equal to $4.00 per share until April 29, 2005, $5.00 per share until April 29, 2006, and $6.00 per share after April 29, 2006, plus in each case accrued but unpaid dividends.

Each share of Series A Preferred Stock may be converted at any time, at the Company's option, initially into one share of common stock but only after payment of the liquidation preference. Each share of the Series A Preferred Stock may be converted at any time, at the option of the holder, initially into one share of common stock. The conversion price is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations and similar transactions.

Each share of Series A Preferred Stock is redeemable by the holders starting in April 2007 for $6.00 in cash plus accrued or accumulated and unpaid dividends.

The warrants have an exercise price of $1.00 per share and expire November 5, 2014.

The securities were placed by First Dunbar Securities Corporation, who received a placement agent fee of $33,150, which is 8.5% of the gross proceeds raised in the private placement.

The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as transactions by an issuer not involving a public offering solely to "accredited investors." Each purchaser of these securities represented such purchaser's intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share and warrant certificates. The sales of these securities were made without general solicitation or advertising. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.


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On October 28, 2004,  the Company filed an Amendment to Amended  Certificate  of
Designation of Series and Determination of Rights and Preferences of Series A Preferred Stock of Solomon Technologies, Inc. The amendment increased the number of authorized shares of Series A Preferred Stock from 3,000,000 to 7,000,000 shares.

Item 9.01 Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Exhibits.

     3.1 Amendment to Amended Certificate of Designation of Rights Privileges and Preferences of Series A Preferred Stock.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SOLOMON TECHNOLOGIES, INC.
                                        (Registrant)


Dated:  November 9, 2004                By:   /s/ Peter W. DeVecchis, Jr.
                                              ---------------------------
                                              Peter W. DeVecchis, Jr.
                                              President


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